EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Tianli Agritech, Inc., on Form S-8, of our report dated March 9, 2012, appearing in the Annual Report on Form 10-K of Tianli Agritech, Inc., for the year ended December 31, 2012.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
New York, NY
May 31, 2012